UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2008

AURELIO RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	00-50931	33-1086828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12345 W. Alameda Pkwy, Suite 202, Lakewood, CO 80228

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code (303) 795-3030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements

Aurelio Resource Corporation (the “Company”) is filing this Form 8-K to notify readers that the Board of Directors has determined that two accounting errors have been identified that affect certain previously issued financial statements that are included in:

(i)	the Company’s annual report on Form 10-KSB for the year ended December 31, 2007 that was originally filed on April 2, 2008; and

(ii)	the Company’s quarterly report on Form 10-QSB for quarterly period ended March 31, 2008 that was originally filed on May 20, 2008.

As a result of these findings, the Board of Directors has determined that the Company’s balance sheets as of December 31, 2006, December 31, 2007 and March 31, 2008 included in these filings should not be relied upon. In addition, the Board of Directors has determined that the statement of operations for the three month period ended March 31, 2008 should not be relied upon.

The accounting errors have been quantified as set forth below and have been discussed with the Company’s independent auditors. The Company is in the process of making the necessary corrections to its affected financial statements and expects to file amendments to its previous filings within the next 10 days.

Correction of Accounting Errors

a.	Change in Method of Accounting For Acquisition Cost of Unpatented Mining Claims

On June 28, 2008, the Company changed its method of accounting for acquisition costs of unpatented mining claims, including the costs of certain unpatented mining claims that were acquired from ARI in August 2006. The Company has determined that such property acquisition costs are capitalizable and should be included in assets as Mining Claims. This change in accounting is a result of the misapplication of previous GAAP.

In reviewing the purchase price allocation to the mining claims acquired from ARI in August 2006, the Company determined that $601,686 of such costs should be attributed to said unpatented mining claims as at August 17, 2006, the date of the closing. The consideration paid to ARI was common stock of the Company. Accordingly, the reciprocal adjustment to correct the cost of unpatented mining claims is to increase additional paid-in capital.

As a result of this change in policy, the comparative balance sheets as of December 31, 2007 and 2006 and as of March 31, 2008 will be restated to apply the new accounting policy retrospectively.

The following financial statement line items for the years ended as of December 31, 2007 and 2006 as well as from inception through December 31, 2007 that were effected by this change in accounting policy are shown below. It should be noted that results of operations were not affected by this change.

	Dec 31, 2007 $	Dec 31, 2006 $	From Inception through Dec 31, 2007 $
Consolidated Balance Sheets:
Assets
Mineral Claims
After adjustment	1,955,300	1,805,300
As reported previously	1,353,614	1,203,614

Effect of Change	601,686	601,686

Stockholders Equity (Deficit)
Additional Paid-in Capital
After adjustment	4,595,707	2,281,763
As reported previously	3,994,021	1,680,077

Effect of Change	601,686	601,686

Consolidated Statements of Stockholders’ Equity
Common Stock Issued for Acquisition of Subsidiaries
After adjustment	—	450,000
As reported previously	—	(151,686)

Effect of Change	—	601,686

Consolidated Statements of Cash Flows
Schedule Of Non-Cash Investing And Financing Activities
Acquisition of Aurelio Resources, Inc.
After adjustment	—	450,000	450,000
As reported previously	—	(151,686)	(151,686)

Effect of Change	—	601,686	601,686

Supplemental Disclosures
Mineral Properties
After adjustment	—	1,805,300	1,955,300
As reported previously	—	1,203,614	1,353,614

Effect of Change	—	601,686	601,686

b.	Correction to Cost of Beneficial Conversion Feature

On August 11, 2008, the Company determined that its financial statements for the three months ended March 31, 2008 would require restatement as a result of determining that a calculation error occurred in accounting for the beneficial conversion feature attributable to the debentures. As a result, the Company determined that interest expense for the three month period had been overstated by $1,050,036.

The following financial statement line items for the quarter ended March 31, 2008 that were effected by both of the accounting errors discussed previously are shown below:

	After Giving Effect to the Correction of Errors	As Reported Previously	Effect of the Adjustment
Consolidated Statement of Operations, for the three months ended March 31, 2008
Interest expense	$407,933	$1,457,969	$(1,050,036)
Net loss	(617,372)	(1,667,408)	$1,050,036
Comprehensive loss	(617,718)	(1,667,754)	$1,050,036
Net loss per share	(0.02)	(0.05)	0.03
Consolidated Balance Sheet, as of March 31, 2008
Mineral Claims	2,000,300	1,398,614	601.686
Additional paid-in capital	7,131,819	7,580,266	(448,350)
Deficit accumulated during the exploration stage	(5,066,635)	(6,116,671)	1,050,036

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURELIO RESOURCE CORPORATION

Per:	/s/ Stephen B. Doppler
Stephen B. Doppler President and CEO

Dated: August 11, 2008